EXHIBIT 28(n) 28 UNDER FORM N-1A

EXHIBIT 99 UNDER ITEM 601/REG. S-K

Class B Shares Exhibit

To

Multiple Class Plan

(Revised 9/1/15)

1. Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of the payment of an advance commission paid by the principal underwriter. Financial intermediaries may perform shareholder services and receive a shareholder service fee for their services. In consideration of advancing commissions and/or the provision of shareholder services, the principal underwriter may receive the contingent deferred sales charges paid upon redemption of Class B Shares, and/or shareholder service fees and/or fees under a 12b-1 plan. In connection with this basic arrangement, Class B Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class B Shares
Sales Load	None
Contingent Deferred Sales Charge (“CDSC”)	Up to 5.5% of the share price at the time of purchase or redemption, whichever is lower
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	Up to 75 basis points (0.75%) of the average daily net asset value
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class B Shares as described in Section 3 of the Plan

2. Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	After Class B Shares have been held for eight years from the date of purchase, they will automatically convert into Class A Shares.
Exchange Privilege:	Class B Shares may be exchanged for Class B Shares of any other Fund.

In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3. Exceptions to Basic Arrangements

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

(A) BASIC CDSC SCHEDULE

Shares Held Up to: To:	Have A CDSC Of:
1 year	5.50%
2 years	4.75%
3 years	4.00%
4 years	3.00%
5 years	2.00%
6 years	1.00%
7 years	0.00%
8 years	Convert to Class A Shares

(B) WAIVER OF CDSC

Contingent upon notification to the Fund’s principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

•	following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;
•	due to the termination of a trust following the death of the trustor/grantor or beneficiary, provided that the trust document specifically states that the trust is terminated upon the death
•	representing minimum required distributions (“RMD”) from an Individual Retirement Account or other retirement plan as required under the Internal Revenue Code;
•	of Shares that were reinvested within 120 days of a previous redemption;
•	of Shares held by the Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;
•	of Shares originally purchased through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement, or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive an advanced commission on purchases under such program;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

(C) SYSTEMATIC WITHDRAWAL PROGRAM

Contingent upon notification to the principal underwriter or the Fund’s transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.

4. Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class B Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class B Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class B Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Class B Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds
Offering Class B Shares

The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Equity Funds:
Federated Absolute Return Fund	0.75%	None
Federated Clover Value Fund	0.75%	None
Federated InterContinental Fund	0.75%	None
Federated Kaufmann Fund	0.75%	None
Federated Kaufmann Small Cap Fund	0.75%	None
Federated MDT Mid-Cap Growth Strategies Fund	0.75%	None

Federated Equity Income Fund, Inc.	0.75%	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	0.75%	None

Federated Global Allocation Fund	0.75%	None

Federated Government Income Securities, Inc.	0.75%	None

Federated High Income Bond Fund, Inc.	0.75%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust:
Federated Capital Income Fund	0.75%	None
Federated Fund for U.S. Government Securities	0.75%	None
Federated Muni and Stock Advantage Fund	0.75%	None

Federated International Series, Inc.:
Federated International Bond Fund	0.75%	None

Federated Investment Series Funds, Inc.:
Federated Bond Fund	0.75%	None

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE (continued)

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated MDT Series:
Federated MDT Large Cap Growth Fund	0.75%	None
Federated MDT Small Cap Growth Fund	0.75%	None

Federated Municipal Securities Fund, Inc.	0.75%	None

Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund	0.75%	None
Federated New York Municipal Income Fund	0.75%	None
Federated Pennsylvania Municipal Income Fund	0.75%	None

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.75%	None

Federated World Investment Series, Inc.:
Federated Emerging Market Debt Fund	0.75%	None
Federated International Small-Mid Company Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated International Leaders Fund	0.75%	None

Money Market Obligations Trust:
Federated Government Reserves Fund	0.75%	None
Federated Liberty U.S. Government Money Market Trust	0.75%	None

Class C Shares Exhibit

To

Multiple Class Plan

(revised 9/1/15)

1. Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class C Shares will consist of sales by financial intermediaries in consideration of an advance commission of up to 1.00% of the public offering price, paid by the principal underwriter. Financial intermediaries may also provide shareholder services and may receive shareholder services fees therefor. Additionally, the principal underwriter and financial intermediaries may receive distribution and/or administrative service fees under the 12b-1 Plan. In cases where the principal underwriter has advanced a commission to the financial intermediary, such 12b-1 fees will be paid to the financial intermediary beginning in the thirteenth month after purchase. In consideration of advancing commissions, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class C Shares and payments made under the 12b-1 Plan for twelve months following the purchase. In connection with this basic arrangement, Class C Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class C Shares
Contingent Deferred Sales Charge (“CDSC”)	1.00% of the share price at the time of purchase or redemption, whichever is lower if redeemed within twelve months following purchase

Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value

12b-1 Fee	As set forth in the attached Schedule

Redemption Fee	As set forth in the attached Schedule

Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class C Shares as described in Section 3 of the Plan

2. Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class C Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Class C Shares that are not subject to a CDSC may be converted to Institutional Shares or Service Shares, provided that the shareholder meets the eligibility requirements for the Institutional Shares or Service Shares, as applicable.
Exchange Privileges:	Class C Shares may be exchanged for Class C Shares of any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3. Exceptions to Basic Arrangements

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations contingent deferred sales charges are as follows:

(A) WAIVER OF CDSC

•	following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;
•	due to the termination of a trust following the death of the trustor/grantor or beneficiary, provided that the trust document specifically states that the trust is terminated upon the death
•	representing minimum required distributions (“RMD”) from an Individual Retirement Account or other retirement plan as required under the Internal Revenue Code;
•	of Shares that were reinvested within 120 days of a previous redemption;
•	of Shares held by the Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;
•	of Shares originally purchased through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement, or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive an advanced commission on purchases under such program;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

4. Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class C Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class C Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class C Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Class C Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds

Offering Class C Shares

The Funds set forth on this Schedule each offer Class C Shares on the terms set forth in the Class C Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee
Federated Equity Funds:
Federated Absolute Return Fund	0.75%	None
Federated Clover Small Value Fund	0.75%	None
Federated Clover Value Fund	0.75%	None
Federated Emerging Markets Equity Fund	0.75%	None
Federated InterContinental Fund	0.75%	None
Federated International Strategic Value Dividend Fund	0.75%	None
Federated Kaufmann Fund	0.75%	None
Federated Kaufmann Large Cap Fund	0.75%	None
Federated Kaufmann Small Cap Fund	0.75%	None
Federated MDT Mid-Cap Growth Strategies Fund	0.75%	None
Federated Managed Volatility Fund	0.75%	None
Federated Prudent Bear Fund	0.75%	None
Federated Strategic Value Dividend Fund	0.75%	None

Federated Equity Income Fund, Inc.	0.75%	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	0.75%	None

Federated Global Allocation Fund	0.75%	None

Federated Government Income Securities, Inc.	0.75%	None

Federated High Income Bond Fund, Inc.	0.75%	2% on shares redeemed or exchanged within 90 days of purchase

Federated High Yield Trust	0.75%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust:
Federated Capital Income Fund	0.75%	None
Federated Floating Rate Strategic Income Fund	0.75%	None
Federated Fund for U.S. Government Securities	0.75%	None
Federated Muni and Stock Advantage Fund	0.75%	None
Federated Prudent DollarBear Fund	0.75%	None
Federated Real Return Bond Fund	0.75%	None

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE (continued)

Multiple Class Company Series	12b-1 Fee	Redemption Fee
Federated Index Trust
Federated Max-Cap Index Fund	0.75%	None

Federated International Series, Inc.:
Federated International Bond Fund	0.75%	None

Federated Investment Series Funds, Inc.:
Federated Bond Fund	0.75%	None

Federated MDT Series:
Federated MDT All Cap Core Fund	0.75%	None
Federated MDT Balanced Fund	0.75%	None
Federated MDT Large Cap Growth Fund	0.75%	None
Federated MDT Small Cap Core Fund	0.75%	None
Federated MDT Small Cap Growth Fund	0.75%	None

Federated Municipal Securities Fund, Inc.	0.75%	None

Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund	0.75%	None

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.75%	None

Federated World Investment Series, Inc.:
Federated Emerging Market Debt Fund	0.75%	None
Federated International Leaders Fund	0.75%	None
Federated International Small-Mid Company Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase

Money Market Obligations Trust:
Federated Government Reserves Fund	0.75%	None
Federated Liberty U.S. Government Money Market Trust	0.75%	None

Service Shares Exhibit

To

Multiple Class Plan
(revised 9/1/15)

1. Separate Arrangement And Expense Allocation

With respect to Funds other than portfolios of Federated Insurance Series, for purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Service Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;
•	An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;
•	A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;
•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	A Federated Fund;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	An investor (including a natural person) who owned Shares as of December 31, 2008;
•	Without regard to the initial investment minimum, an investor who acquired Service Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and
•	Without regard to the initial investment minimum, in connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided.

With respect to portfolios of Federated Insurance Series, Service Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of Service Shares will consist of institutional sales to insurance companies for Service Share inclusion in those variable life insurance and annuity product separate accounts. The insurance company distributor, underwriter or other affiliated entity may provide shareholder services and receive a shareholder service fee for their services and when indicated on the Schedule to this Exhibit, may also receive payments for distribution and/or administrative services under a 12b-1 Plan.

In connection with these basic arrangements, Service Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Service Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Service Shares as described in Section 3 of the Plan

2. Conversion and Exchange Privileges

For purposes of Rule 18f-3, Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privileges:

For Funds other than portfolios of Federated Insurance Series, Service Shares may be exchanged for Service Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Federated Liberty U.S. Government Money Market Trust and Class R Shares. Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.

With respect to portfolios of Federated Insurance Series: None

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

Schedule of Funds
Offering Service Shares

The Funds set forth on this Schedule each offer Service Shares on the terms set forth in the Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee

Federated Adjustable Rate Securities Fund	0.05%

Federated GNMA Trust	0.05%

Federated High Yield Trust	None

Federated Government Income Trust	0.05%

Federated Income Securities Trust:
Federated Intermediate Corporate Bond Fund	0.25%
Federated Short-Term Income Fund	0.15%

Federated Index Trust
Federated Max-Cap Index Fund	0.30%
Federated Mid-Cap Index Fund	None

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	0.05%
Federated Short-Intermediate Total Return Bond Fund	0.05%

Federated Insurance Series:
Federated Managed Tail Risk Fund II	0.25%
Federated High Income Bond Fund II	0.25%
Federated Kaufmann Fund II	0.25%
Federated Quality Bond Fund II	0.25%
Federated Prime Money Fund II	None

Federated MDT Stock Trust	None

Federated Short-Intermediate Duration Municipal Trust	0.25%

Federated Total Return Government Bond Fund	0.25%

Federated Total Return Series, Inc.:
Federated Mortgage Fund	0.25%
Federated Total Return Bond Fund	0.25%
Federated Ultrashort Bond Fund	0.25%

Federated U.S. Government Securities Fund: 1-3 Years	0.25%

Multiple Class Company Series	12b-1 Fee

Federated U.S. Government Securities Fund: 2-5 Years	0.05%

Money Market Obligations Trust:
Federated Automated Cash Management Trust	None
Federated California Municipal Cash Trust	None
Federated Connecticut Municipal Cash Trust	None
Federated Government Obligations Fund	None
Federated Government Obligations Tax-Managed Fund	None
Federated Massachusetts Municipal Cash Trust	None
Federated Money Market Management	None
Federated Michigan Municipal Cash Trust	None
Federated Municipal Obligations Fund	None
Federated New Jersey Municipal Cash Trust	0.10%
Federated New York Municipal Cash Trust	0.25%
Federated Ohio Municipal Cash Trust	None
Federated Pennsylvania Municipal Cash Trust	None
Federated Prime Cash Obligations Fund	None
Federated Prime Obligations Fund	None
Federated Prime Value Obligations Fund	None
Federated Tax-Free Obligations Fund	None
Federated Treasury Obligations Fund	None
Federated U.S. Treasury Cash Reserves	0.25%
Federated Virginia Municipal Cash Trust	None
Tax-Free Money Market Fund	None

Proprietary fund schedule -
service shares

Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Service Shares of the Funds indicated opposite their names. Such Service Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Service Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.

Multiple Class Series/Company	Non-Plan Investment Companies

Money Market Obligations Trust - Federated Automated Cash Management Trust	WesMark Funds